UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D. C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) February 1, 2021 (January 31, 2021)

Gray Television, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Georgia	001-13796	58-0285030
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4370 Peachtree Road, NE, Atlanta, Georgia	30319
(Address of Principal Executive Offices)	(Zip Code)

404-504-9828

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each Class	Trading Symbol(s)	Name of each exchange on which registered
Class A common stock (no par value)	GTN.A	New York Stock Exchange
common stock (no par value)	GTN	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01	Entry into a Material Definitive Agreement.

Stock Purchase Agreement

On January 31, 2021, Gray Television, Inc., a Georgia corporation (the “Company” or “Gray”), entered into a stock purchase agreement (the “Purchase Agreement”) with Quincy Media, Inc., a privately owned Illinois corporation (“Quincy”), its stockholders signatory thereto (the “Sellers”) and Ralph M. Oakley, solely as representative of the Sellers, pursuant to which Gray will acquire all of the outstanding shares of capital stock of Quincy for $925,000,000 in cash, subject to certain adjustments, including, among other things, adjustments based on a determination of net working capital, cash, transaction expenses and indebtedness, as provided in the Purchase Agreement (the “Transaction”).

Pursuant to the Purchase Agreement, Quincy has agreed, among other things, (i) not to solicit, initiate or knowingly encourage alternative acquisition proposals from third parties and (ii) not to engage in any discussions or negotiations with any third parties regarding alternative acquisition proposals.

The Purchase Agreement contains customary representations, warranties and covenants for a transaction of this nature. A portion of the aggregate consideration payable in the Transaction will be held in escrow to secure the indemnification obligations of the Sellers. The Purchase Agreement also contains customary pre-closing covenants, including the obligation of Quincy to conduct its business in all material respects in the ordinary course and to refrain from taking certain specified actions without the consent of Gray.

The consummation of the Transaction is subject to the satisfaction or waiver of certain customary conditions, including, among others: (i) the receipt of approval from the Federal Communications Commission and the expiration or early termination of the waiting period applicable to the Transaction under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended and (ii) the absence of certain legal impediments to the consummation of the Transaction.

To facilitate prompt regulatory approvals, Gray has elected to divest Quincy television stations in six markets in which Gray also owns a full-power television station. The divestitures may take the form of cash sales, swaps involving other television stations, or a combination of cash and swaps.

Either party may terminate the Purchase Agreement if the Transaction is not consummated on or before January 31, 2022, with an automatic extension to May 1, 2022 if necessary to obtain regulatory approval under the circumstances specified in the Purchase Agreement.

The Purchase Agreement provides that Gray must pay to the Sellers a termination fee of $25 million if the Purchase Agreement is terminated as a result of a failure to satisfy certain regulatory approvals set out in the Purchase Agreement.

The foregoing description of the Transaction and the Purchase Agreement does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Purchase Agreement, a copy of which is attached hereto as Exhibit 2.1 and is incorporated herein by reference. The Purchase Agreement has been attached to provide investors with information regarding its terms. It is not intended to provide any other factual information about Gray or Quincy. Moreover, certain representations and warranties in the Purchase Agreement were used for the purposes of allocating risk between Gray and Quincy rather than establishing matters as facts. In addition, investors are not third party beneficiaries under the Purchase Agreement. Accordingly, the representations and warranties in the Purchase Agreement should not be relied on as characterizations of the actual state of facts about Gray or Quincy.

Debt Commitment

On January 31, 2021, Gray entered into a financing commitment letter (the “Commitment Letter”) with Wells Fargo Bank, National Association (“Wells”) pursuant to which Wells has committed to provide debt financing for the full purchase price of the Transaction, with an incremental term loan facility in an aggregate principal amount of $925 million (the “Term Loan”). The Commitment Letter contains conditions to funding of the debt financing customary for commitments of this type. The Term Loan will be secured on a pari passu basis with the other obligations of the Company and its subsidiaries under the Company’s Fourth Amended and Restated Credit Agreement, dated as of January 2, 2019, by and among the Company, Wells, as Administrative Agent, and the lenders party thereto, as subsequently amended. Various economic terms of the debt financing are subject to change in the process of syndication.

Item 7.01	Regulation FD Disclosure.

On February 1, 2021, Gray issued a press release announcing the entry into the Purchase Agreement. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

The information set forth under this Item 7.01 is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, nor shall it be deemed to be incorporated by reference in any filing under the Securities Act of 1933, except as may be expressly set forth by specific reference in such filing.

Item 9.01	Financial Statements and Exhibits.

(d)    Exhibits.

2.1	Stock Purchase Agreement entered into as of January 31, 2021, by and among Gray Television, Inc., Quincy Media, Inc. and its Subsidiaries (as defined therein), certain Sellers (as defined therein) and Ralph M. Oakley, solely as representative of the Sellers

99.1	Press release issued by Gray Television, Inc. – Quincy Stock Purchase Agreement, on February 1, 2021

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

Forward Looking Statements

This Current Report on Form 8-K contains certain forward looking statements that are based largely on Gray’s current expectations and reflect various estimates and assumptions by Gray. These statements may be identified by words such as “estimates”, “expect,” “anticipate,” “will,” “implied,” “assume” and similar expressions. Forward looking statements are subject to certain risks, trends and uncertainties that could cause actual results and achievements to differ materially from those expressed in such forward looking statements. Such risks, trends and uncertainties, which in some instances are beyond Gray’s control, include Gray’s inability to complete its pending acquisition of Quincy, on the terms and within the timeframe currently contemplated, any material regulatory or other unexpected requirements in connection therewith, or the inability to achieve expected synergies therefrom on a timely basis or at all, the impact of recently completed transactions, estimates of future retransmission revenue, future expenses and other future events. Gray is subject to additional risks and uncertainties described in Gray’s quarterly and annual reports filed with the Securities and Exchange Commission from time to time, including in the “Risk Factors,” and management’s discussion and analysis of financial condition and results of operations sections contained therein. Any forward-looking statements in this presentation should be evaluated in light of these important risk factors.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Gray Television, Inc.

February 1, 2021	By:	/s/ James C. Ryan
	Name:	James C. Ryan
	Title:	Executive Vice President and Chief Financial Officer